Evolent Health Announces First Quarter 2016 Results
Washington, DC, (May 12, 2016) – Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician organizations, today announced financial results for the quarter ended March 31, 2016.
Highlights from the first quarter of 2016 announcement include (all comparisons are to the quarter ended March 31, 2015):

•	GAAP revenue of $49.4 million; Adjusted Revenue of $49.5 million, which is an increase of 33.7%

•	Lives on platform of more than 1.2 million as of March 31, 2016, an increase of 160%, inclusive of approximately 300,000 lives from the Passport Health Plan partnership

•	New partnership agreement established with Georgia Physicians for Accountable Care

Frank Williams, Chief Executive Officer of Evolent Health, Inc., commented, “We are quite pleased with our results for the first quarter of 2016, as we delivered strong financial performance and made significant progress operationally and strategically. In the first quarter, we crossed the one million mark in terms of lives on our platform and are excited to see concrete outcomes data that demonstrate the positive impact of our clinical model in delivering higher quality, lower cost care.”
“We’re also delighted to announce that we have added a new provider system to our customer network: Georgia Physicians for Accountable Care, known as GPAC, with a presence throughout the state of Georgia,” Williams added. “Through our partnership, GPAC will be able to leverage our clinical and financial expertise, as well as the IdentifiSM technology platform, to provide the ACO with the tools it needs to effectively manage care across a network of over 630 physicians.”
“Our collaboration with GPAC will initially focus on 70,000 patients currently under value-based arrangements, with a significant growth opportunity across the state as additional lives move to risk-based contracts,” Williams said. “We are excited about opening up a direct-to-physician channel in markets where large physician groups are pursuing risk-based arrangements and need support in navigating the operational complexity that is critical for financial success.”
Financial Results of Evolent Health, Inc.
Evolent Health, Inc. completed a reorganization of its corporate structure on June 4, 2015 (the “Reorganization”), in connection with the initial public offering of its Class A common stock (“IPO”). Prior to the Reorganization, Evolent Health, Inc. had no operations. As a result, the financial statements of Evolent Health, Inc. for the three months ended March 31, 2015, do not reflect a complete view of the operational results for the period. In order to provide consistent and comparable metrics for the periods before and after June 4, 2015, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on January 1, 2015. The adjusted results include the operations of Evolent Health LLC for the period from January 1, 2015, through March 31, 2015, as well as certain other adjustments. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.

Reported Results
Evolent Health, Inc. reported United States of America generally accepted accounting principles (“GAAP”) revenue of $49.4 million for the three months ended March 31, 2016, compared to zero for the same period in 2015, which does not reflect the operating results of Evolent Health LLC as noted above.
Cost of revenue was $28.6 million for the three months ended March 31, 2016, compared to zero for the same period in 2015. Operating income (loss) was $(175.2) million for the three months ended March 31, 2016, compared to zero for the same period in 2015.
Net income (loss) attributable to Evolent Health, Inc. was $(122.8) million for the three months ended March 31, 2016, which included a non-cash impairment charge to goodwill of $160.6. Net income (loss) attributable to Evolent Health, Inc. was $(11.3) million for the three months ended March 31, 2015. Earnings (loss) available for common shareholders was $(122.8) million and $(12.6) million for the three months ended March 31, 2016 and 2015, respectively. Earnings (loss) per share available for common shareholders was $(2.91) and $(4.22) per basic and diluted share for the three months ended March 31, 2016 and 2015, respectively.
Total cash, cash equivalents and investments as of March 31, 2016, were $165.3 million.
Adjusted Results

•	Adjusted Revenue for the three months ended March 31, 2016 increased 33.7% to $49.5 million, compared to $37.0 million for the three months ended March 31, 2015.

•
Adjusted Cost of Revenue was $28.2 million or 56.8% of Adjusted Revenue for the three months ended March 31, 2016, compared to $26.0 million or 70.2% of Adjusted Revenue for the three months ended March 31, 2015.

•	Adjusted EBITDA for the three months ended March 31, 2016 was $(6.6) million, compared to $(8.8) million for the three months ended March 31, 2015.

•	Adjusted Loss Available for Common Shareholders for the three months ended March 31, 2016 and 2015 was $(9.7) million and $(11.6) million, respectively.

•	Adjusted Loss per Share Available for Common Shareholders for the three months ended March 31, 2016 and 2015 was $(0.16) and $(0.43), respectively.

Business Outlook

For the full year 2016, Adjusted Revenue is expected to be in the range of $212.0 million to $220.0 million and Adjusted EBITDA is expected to be in the range of $(28.0) million to $(24.0) million. For the three months ended June 30, 2016, Adjusted Revenue is expected to be in the range of $51.0 million to $52.0 million and Adjusted EBITDA is expected to be in the range of $(7.0) million to $(6.0) million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information
As previously announced, Evolent Health, Inc. will hold a conference call to discuss its first quarter performance this evening, May 12, 2016, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855-940-9467 and ask to join to the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for 90 days and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.
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About Evolent Health
Evolent Health partners with leading health systems to drive value-based care transformation. By providing clinical, analytical and financial capabilities, Evolent Health helps physicians and health systems achieve superior quality and cost results. Evolent Health’s approach breaks down barriers, aligns incentives and powers a new model of care delivery resulting in meaningful alignment between providers, payers, physicians and patients. Learn more at: www.evolenthealth.com.
Contacts:

Bob East	Robin Glass
(443) 213-0500	(571) 389-6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com

Financial Statement Presentation
Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. Prior to the Reorganization on June 4, 2015, the predecessor of Evolent Health, Inc. accounted for Evolent Health LLC as an equity method investment. The financial results of Evolent Health LLC have been consolidated in the financial statements of Evolent Health, Inc. following the Reorganization. As a result, the financial statements of Evolent Health, Inc. for the three months ended March 31, 2015, do not reflect a complete view of the operational results for the period. In order to provide a consistent presentation for the periods before and after June 4, 2015 and effectively provide comparative results, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on January 1, 2015, and therefore include the operations of Evolent Health LLC for the period from January 1, 2015 through March 31, 2015. Including Evolent Health LLC’s results for this period is not consistent with GAAP and should not be considered as an alternative to comparable GAAP measures. The details in the tabular presentation below reflect certain income statement line items as adjusted to reflect results from operations for the three month period as if the Reorganization had occurred on January 1, 2015. The presentation also reflects other adjustments described in “Non-GAAP Financial Measures.”
Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Revenue, Adjusted Platform and Operations Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Earnings (Loss) Available for Common Shareholders, Adjusted Earnings (Loss) per Share Available for Common Shareholders and Adjusted Weighted-Average Common Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance. In addition to the adjustments described below, each of the adjusted measures are also adjusted to reflect the Reorganization as if it had occurred on the first day of the relevant period as described in “Financial Statement Presentation” and are adjusted to exclude an impairment to goodwill we incurred this quarter, the impact of purchase accounting adjustments, stock-based compensation expenses and transaction costs related to the Reorganization, IPO and business combinations.
Adjusted EBITDA is also adjusted to exclude depreciation and amortization expense, other income (expense), interest (income) expense, net income (loss) attributable to non-controlling interests, provision (benefit) for income taxes and income (loss) from affiliate.
Adjusted Earnings (Loss) per Share Available for Common Shareholders is also adjusted to exclude net income (loss) attributable to non-controlling interests, provision (benefit) for income taxes and income (loss) from affiliate.
Adjusted Weighted-Average Common Shares is adjusted to include items that would be considered anti-dilutive under GAAP during periods of loss including the dilutive effects of options and restricted stock and the assumed conversion of preferred or exchangeable securities. For periods of income, Adjusted Weighted-Average Common Shares is equivalent to the GAAP diluted weighted-average common shares including the assumed conversion of preferred or exchangeable securities
These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to the comparable GAAP financial measures is presented in the attached tables. We believe these measures are useful across time in evaluating our fundamental core operating performance. Management also uses certain of these measures to manage our business, including in preparing its annual operating budget, financial projections and compensation plans. We believe that certain of these measures are also useful to investors because similar measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries.

Evolent Health, Inc.
Adjusted Results
For the Three Months Ended March 31, 2016 and 2015

(in thousands)	For the Three Months Ended March 31, 2016			For the Three Months Ended March 31, 2015
					Add:
	Evolent		Evolent	Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.	Health LLC		Health, Inc.	Change Over Prior Period
	as Reported	Adjustments (1)	as Adjusted	as Reported	Operations (2)	Adjustments (1)	as Adjusted	$	%
Revenue
Transformation	$8,114	$87	$8,201	$—	$10,376	$—	$10,376	$(2,175)	(21.0)%
Platform and operations	41,335	—	41,335	—	26,665	—	26,665	14,670	55.0%
Total revenue	49,449	87	49,536	—	37,041	—	37,041	12,495	33.7%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
presented separately below)	28,562	(406)	28,156	—	26,454	(439)	26,015	2,141	8.2%
Selling, general and
administrative expenses	32,095	(4,086)	28,009	—	28,451	(8,577)	19,874	8,135	40.9%
Depreciation and amortization
expenses	3,371	—	3,371	—	1,483	—	1,483	1,888	127.3%
Goodwill impairment	160,600	(160,600)	—	—	—	—	—	—	—%
Total operating expenses	224,628	(165,092)	59,536	—	56,388	(9,016)	47,372	12,164	25.7%
Operating income (loss)	$(175,179)	$165,179	$(10,000)	$—	$(19,347)	$9,016	$(10,331)	$331	(3.2)%

(1) Represents adjustments to remove the results of purchase accounting, stock-based compensation, transaction expenses and goodwill impairment
(2) Represents the operational results of Evolent Health LLC for the period from January 1, 2015 through March 31, 2015

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)

(in thousands)	For the Three
	Months Ended
	March 31,
	2016	2015
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(122,812)	$(11,319)
Add:
Net income (loss) of Evolent Health LLC	—	(19,315)	(1)
Less:
Goodwill impairment	(160,600)	—
Income (loss) from affiliate	—	(11,319)
(Provision) benefit for income taxes	988	—
Net (income) loss attributable to
non-controlling interests	51,100	—
Purchase accounting adjustments	(87)	—
Stock-based compensation	(4,436)	(8,019)
Transaction costs	(56)	(997)
Interest income (expense), net	279	32
Depreciation and amortization expense	(3,371)	(1,483)
Adjusted EBITDA	$(6,629)	$(8,848)

(1)	Represents the net income (loss) for the period from January 1, 2015 through March 31, 2015

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) per Share Available for Common Shareholders to
Earnings (Loss) per Share Available for Common Shareholders

(in thousands, except per share data)	For the Three
	Months Ended
	March 31,
	2016	2015
Earnings (Loss) Available for
Common Shareholders - Basic and Diluted (a)	$(122,812)	$(12,609)
Add:
Net income (loss) of Evolent Health LLC	—	(19,315)	(1)
Less:
Goodwill impairment	(160,600)	—
Income (loss) from affiliate	—	(11,319)
(Provision) benefit for income taxes	988	—
Net (income) loss attributable to
non-controlling interests	51,100	—
Purchase accounting adjustments	(87)	—
Stock-based compensation	(4,436)	(8,019)
Transaction costs	(56)	(997)
Adjusted Earnings (Loss) Available
for Common Shareholders (b) (2)	$(9,721)	$(11,589)

Earnings (Loss) per Share Available
for Common Shareholders - Basic and Diluted (a) (2)	$(2.91)	$(4.22)

Adjusted Earnings (Loss) per Share Available
for Common Shareholders (b) (3)	$(0.16)	$(0.43)

Weighted-average common shares - basic	42,185	2,988
Weighted-average common shares - diluted	42,185	2,988
Weighted-average common shares - adjusted (4)	60,179	26,880

(1)	Represents the net income (loss) for the period from January 1, 2015 through March 31, 2015

(2)	For periods of net loss, shares used in the earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive

(3)	Represents Adjusted Earnings (Loss) Available for Common Shareholders divided by Adjusted Weighted-Average Common Shares as described in Note 4 below

(4)
Represents the weighted-average shares of all dilutive or potentially dilutive shares over the respective periods including in periods of loss. See the reconciliation of Adjusted Weighted-Average Common Shares to GAAP diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Common
Shares to Diluted Weighted-Average Common Shares

(in thousands)	For the Three
	Months Ended
	March 31,
	2016	2015
Weighted-average common shares - diluted	42,185	2,988
Dilutive effect of restricted stock and
restricted stock units	12	605
Dilutive effect of options	457	1,159
Assumed conversion of convertible preferred
stock at beginning-of-period	—	22,128
Assumed conversion of Class B common
shares to Class A common shares	17,525	—
Weighted-average common shares - adjusted	60,179	26,880

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of	As of
	March 31,	December 31,
	2016	2015
Cash and cash equivalents	$111,292	$145,726
Investments, at amortized cost	20,096	9,445
Total current assets	167,566	184,463
Investments, at amortized cost	33,879	44,618
Goodwill	459,703	608,903
Intangible assets, net	171,672	163,152
Total assets	860,063	1,015,514
Total liabilities	84,401	80,935
Total shareholders' equity (deficit) attributable to Evolent Health, Inc.	541,524	649,341
Non-controlling interests	234,138	285,238
Total liabilities and shareholders' equity (deficit)	860,063	1,015,514

Evolent Health, Inc.
Consolidated Statements of Operations
(unaudited)

(in thousands)	For the Three
	Months Ended
	March 31,
	2016	2015
Revenue
Transformation	$8,114	$—
Platform and operations	41,335	—
Total revenue	49,449	—

Expenses
Cost of revenue (exclusive of depreciation
and amortization presented separately below)	28,562	—
Selling, general and administrative expenses	32,095	—
Depreciation and amortization expenses	3,371	—
Goodwill impairment	160,600	—
Total operating expenses	224,628	—
Operating income (loss)	(175,179)	—
Interest income (expense), net	279	—
Income (loss) from affiliate	—	(11,319)
Income (loss) before income taxes
and non-controlling interests	(174,900)	(11,319)
Provision (benefit) for income taxes	(988)	—
Net income (loss)	(173,912)	(11,319)
Net income (loss) attributable to
non-controlling interests	(51,100)	—
Net income (loss) attributable to
Evolent Health, Inc.	$(122,812)	$(11,319)

Earnings (Loss) Available to Common Shareholders
Basic	$(122,812)	$(12,609)
Diluted	(122,812)	(12,609)

Earnings (Loss) per Common Share
Basic	$(2.91)	$(4.22)
Diluted	(2.91)	(4.22)

Weighted-Average Common Shares Outstanding
Basic	42,185	2,988
Diluted	42,185	2,988

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Three
	Months Ended
	March 31,
	2016	2015
Net cash provided by (used in) operating activities	$(18,408)	$—
Net cash provided by (used in) investing activities	(16,051)	—
Net cash provided by (used in) financing activities	25	—

Net increase (decrease) in cash and cash equivalents	(34,434)	—
Cash and cash equivalents as of beginning-of-period	145,726	—
Cash and cash equivalents as of end-of-period	$111,292	$—

Forward Looking Statements - Cautionary Language
Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe”, “anticipate”, “expect”, “estimate”, “aim”, “predict”, “potential”, “continue”, “plan”, “project”, “will”, “should”, “shall”, “may”, “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.
These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	The structural change in the market for healthcare in the United States;

•	Our ability to effectively manage our growth;

•	The significant portion of revenue we derive from our largest partners;

•	Our ability to offer new and innovative products and services;

•	The growth and success of our partners, which is difficult to predict and is subject to factors outside of our control;

•	Our ability to attract new partners;

•	Our ability to recover the significant upfront costs in our partner relationships;

•	Our ability to estimate the size of our target market;

•	Our ability to maintain and enhance our reputation and brand recognition;

•	Consolidation in the healthcare industry;

•	Competition which could limit our ability to maintain or expand market share within our industry;

•	Our ability to partner with providers due to exclusivity provisions in our contracts;

•	Uncertainty in the healthcare regulatory framework;

•	Restrictions and penalties as a result of privacy and data protection laws;

•	Adequate protection of our intellectual property;

•	Any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	Our use of “open source” software;

•	Our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	Our reliance on third parties;

•	Our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	Data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	Breaches or failures of our security measures;

•	Our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	Our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	Risks related to future acquisition opportunities;

•	The risk of potential future goodwill impairment on our results of operations;

•	Our future indebtedness and our ability to obtain additional financing;

•	Our ability to achieve profitability in the future;

•	The requirements of being a public company;

•	Our adjusted results may not be representative of our future performance;

•	The risk of potential future litigation;

•	Our ability to remediate the material weakness in our internal control over financial reporting;

•	Our holding company structure and dependence on distributions from Evolent Health LLC;

•	Our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	Our ability to utilize benefits under the TRA;

•
Our ability to realize all or a portion of the tax benefits that we currently expect to result from future exchanges of Class B common units for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG;

•	Distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	Our obligations to make payments under the TRA that may be accelerated or may exceed the tax benefits we realize;

•	Different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	The terms of agreements between us and certain of our pre-IPO investors;

•	Our exemption from certain corporate governance requirements due to our status as a “controlled company” within the meaning of New York Stock Exchange rules;

•	The potential volatility of our Class A common stock price;

•
The potential decline of our Class A common stock price if a substantial number of shares become available for sale or if a large number of Class B common units is exchanged for shares of Class A common stock;

•	Provisions in our certificate of incorporation and bylaws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	The ability of certain of our investors to compete with us without restrictions;

•	Provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	Our intention not to pay cash dividends on our Class A common stock; and

•	Our status as an “emerging growth company.”

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our 2015 Form 10-K and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.
Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.